Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of KonaTel, Inc. (the “Registrant”) on Form 10-Q for the period ending June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), we, D. Sean McEwen, Chief Executive Officer and President, and Brian Riffle, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	August 19, 2026	By:	/s/ D. Sean McEwen
D. Sean McEwen
Chief Executive Officer and President

Date:	August 19, 2026	By:	/s/ Brian R. Riffle
Brian R. Riffle
Chief Financial Officer